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                                                                     Exhibit 3.4

                          AMENDED AND RESTATED BY-LAWS

                                       OF

                                C&G SYSTEMS, INC.

                             an Illinois Corporation

                                    PREAMBLE

     These Amended and Restated By-laws ("BY-LAWS") have been duly adopted in accordance with the Business Corporation Act of the State of Illinois ("BCA") to put into effect and carry out the Debtors' First Amended and Restated Joint Plan of Reorganization under Chapter 11 of the Bankruptcy Code for the Corporation, et. al., as confirmed on April 3, 2003 by order of the United States Bankruptcy Court for the Eastern District of Missouri, Eastern Division.

     These By-laws are subject to, and governed by, the BCA and the Articles of Incorporation of C&G Systems, Inc., an Illinois corporation (the "CORPORATION"). In the event of a direct conflict between the provisions of these By-laws and the mandatory provisions of the BCA or the provisions of the Articles of Incorporation of the Corporation (as amended from time to time, the "CHARTER"), such provisions of the BCA or the Charter, as the case may be, shall control.

                                    ARTICLE I
                                CORPORATE OFFICES

     1.1 PRINCIPAL CORPORATE OFFICE. The principal corporate office of the Corporation in Illinois shall be located at such place as the Board of Directors may determine by resolution from time to time. The Corporation may have such other offices, either within or without the State of Illinois, as the Board of Directors may designate or the Corporation's business may require from time to time. [BCA Section 3.10(j)]

     1.2 REGISTERED OFFICE IN ILLINOIS. The Registered Office of the Corporation required by the BCA to be maintained in the State of Illinois may be, but need not be, the same as the principal corporate office or its principal place of business in the State of Illinois, but shall in any event be identical with the business office of the Corporation's Registered Agent in Illinois. [BCA
Section 5.05] The address of the Registered Office in Illinois may be changed from time to time by the Board of Directors or by such Registered Agent. [BCA Sections 5.10, 5.20]

                                   ARTICLE II
                                  SHAREHOLDERS

     2.1 ANNUAL MEETING. An Annual Meeting of Shareholders of the Corporation shall be held each year on such date and such time as shall be designated from time to time by the Board

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of Directors, for the purpose of electing Directors and for the transaction of such other business as may properly come before the Meeting. [BCA Section 7.05]

     2.2 SPECIAL MEETINGS. Special Meetings of the Shareholders may be called by the President, by the Board of Directors, or by the holders of not less than one-fifth of all the outstanding shares of the Corporation entitled to vote on the matter for which the Special Meeting is called. [BCA Section 7.05]

     2.3 PLACE OF MEETING. The Board of Directors may by resolution designate any place, either within or without the State of Illinois, as the place of meeting for any Annual Meeting of Shareholders or for any Special Meeting called by the Board of Directors or by the President, and may designate any place within the State of Illinois for any Special Meeting called by Shareholders. A waiver of notice signed by all Shareholders may designate any place, either within or without the State of Illinois, as the place for the holding of any Meeting. If no designation of a meeting place is made, or if a Special Meeting be otherwise called, the place of meeting shall be the Registered Office of the Corporation in the State of Illinois, except as otherwise provided in Section 2.5 of these By-Laws. [BCA Section 7.05]

     2.4 NOTICE OF MEETING. Written notice stating the place, day and hour of the Meeting, and, in the case of a Special Meeting, the purpose or purposes for which the Meeting is called, shall be delivered not less than ten (10) nor more than sixty (60) days before the date of the Meeting, or, in the case of a merger, consolidation, share exchange, dissolution, or sale, lease or exchange of assets requiring Shareholder approval, not less than twenty (20) nor more than sixty (60) days before the date of the Meeting, either personally or by mail, by or at the direction of the President, or the Secretary, or the Officer or persons calling the meeting, to each Shareholder of record entitled to vote at such Meeting. If mailed, such notice shall be deemed to be delivered when deposited in the United States mail, addressed to the Shareholder at his or her address as it appears on the records of the Corporation, with postage thereon prepaid. [BCA Section 7.15]

     2.5 MEETING OF ALL SHAREHOLDERS. If all of the Shareholders shall meet at any time and place, either within or without the State of Illinois, and consent to the holding of a Meeting at such time and place, such Meeting shall be valid without call or notice, and at such Meeting any corporate action may be taken. [BCA Section 7.20]

     2.6 FIXING OF RECORD DATE. For the purpose of determining Shareholders entitled to notice of or to vote at any Meeting of Shareholders, or Shareholders entitled to receive payment of any dividend or distribution, or in order to make a determination of Shareholders for any other proper purpose, the Board of Directors of the Corporation may fix in advance a date as the record date for any such determination of Shareholders, such date in any case to be not more than sixty (60) days immediately preceding the date of the Meeting, payment or other transaction, and, for a Meeting of Shareholders, not less than ten (10) days, or in the case of a merger, consolidation, share exchange, dissolution, or sale, lease or exchange of assets requiring Shareholder approval, not less than twenty (20) days, immediately preceding such Meeting. If no record date is fixed for the determination of Shareholders entitled to notice of or to vote at a Meeting of Shareholders, or Shareholders entitled to receive payment of a dividend or other distribution, the date on which notice of the Meeting is mailed or the date on which the resolution of the Board of Directors declaring such dividend or distribution is adopted, as the case may be, shall be the

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record date for such determination of Shareholders. When a determination of
Shareholders entitled to vote at any Meeting of Shareholders has been made as provided in this Section 2.6, such determination shall apply to any adjournment thereof. [BCA Section 7.25]

     2.7 VOTING LISTS. The Officer or agent having charge of the transfer books and records for shares of the Corporation shall make, within twenty (20) days after the record date for a Meeting of Shareholders or ten (10) days before such Meeting, whichever is earlier, a complete list of the Shareholders entitled to vote at such Meeting, arranged in alphabetical order, with the address of and the number of shares held by each, which list, for a period of ten (10) days prior to such Meeting, shall be kept on file at the Registered Office of the Corporation and shall be subject to inspection by any Shareholder, and to copying at the Shareholder's expense, at any time during usual business hours. Such list shall also be produced and kept open at the time and place of the Meeting and shall be subject to the inspection of any Shareholder during the whole time of the Meeting. The original share ledger or transfer book, or a duplicate thereof kept in Illinois, shall be PRIMA FACIE evidence as to who are the Shareholders entitled to examine such list or share ledger or transfer book, or to vote at any Meeting of Shareholders. Failure to comply with the requirements of this Section 2.7 shall not affect the validity of any action taken at such Meeting. An Officer or agent having charge of the transfer books or records who shall fail to prepare the list of Shareholders, or keep the same on file for a period of ten (10) days, or produce and keep the same open for inspection at the Meeting, as provided in this Section 2.7, shall be liable to any Shareholder suffering damage on account of such failure, to the extent of such damage as provided by law. [BCA Section 7.30]

     2.8 QUORUM OF SHAREHOLDERS. A majority of the outstanding shares of the Corporation entitled to vote on a matter, represented in person or by proxy, shall constitute a quorum for consideration of such matter at a meeting of Shareholders. If a quorum is present, the affirmative, vote of the majority of the shares represented at the Meeting and entitled to vote on a matter shall be the act of the Shareholders, unless the vote of a greater number or voting by classes is required by the BCA, by the Corporation's Articles of Incorporation, or by these By-Laws. [BCA Section 7.60]

     2.9 PROXIES. A Shareholder may appoint a proxy to vote or otherwise act for him or her by signing an appointment form and delivering it to the person so appointed. No proxy shall be valid after the expiration of eleven (11) months from the date thereof unless otherwise provided in the proxy. Every proxy continues in full force and effect until revoked by the person executing it prior to the vote pursuant thereto, except as otherwise provided in this Section
2.9 and in Section 7.50 of the BCA. Such revocation may be effected by a writing delivered to the Corporation stating that the proxy is revoked or by a subsequent proxy executed by, or by attendance at the Meeting and voting in person by, the person executing the proxy. The dates contained on the forms of proxy presumptively determine the order of execution, regardless of any postmark dates on envelopes in which they are mailed. An appointment of a proxy is revocable by the Shareholder unless the appointment form conspicuously states that it is irrevocable and the appointment is coupled with an interest in the shares or in the Corporation generally. Unless the appointment of a proxy contains an express limitation on the proxy's authority, the Corporation may accept the proxy's vote or other action as that of the Shareholder making the appointment. [BCA Section 7.50]

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     2.10      VOTING OF SHARES. Each outstanding share of the Corporation shall be entitled to one vote in each matter submitted to a vote by the Shareholders, except as the BCA and the Corporation's Articles of Incorporation may otherwise limit or deny voting rights or provide special voting rights as to any class or classes or series of shares. [BCA Section 7.40]

     2.11 VOTING OF SHARES BY CERTAIN HOLDERS. Shares of its own stock belonging to this Corporation shall not be voted, directly or indirectly, at any Meeting and shall not be counted in determining the total of outstanding shares at any given time, but shares of the Corporation held by the Corporation in a fiduciary capacity may be voted and shall be counted in determining the total number of outstanding shares entitled to vote at any given time.

     Shares registered in the name of another corporation, domestic or foreign, may be voted by any Officer, agent, proxy or other legal representative authorized to vote such shares under the law of incorporation of such corporation. The Corporation may treat the president or other person holding the position of chief executive officer of such other corporation as authorized to vote such shares, together with any other person indicated and any other holder of an office indicated by the corporate Shareholder to the Corporation as a person or office authorized to vote such shares. Such persons and offices indicated shall be registered by the Corporation on the transfer books for shares and included in any voting list prepared in accordance with Section 2.7 of these By-Laws.

     Shares registered in the name of a deceased person, a minor ward or a person under legal disability may be voted by his or her administrator, executor or court appointed guardian, either in person or by proxy without a transfer of such shares into the name of such administrator, executor or court appointed guardian. Shares registered in the name of a trustee may be voted by him or her, either in person or by proxy.

     Shares registered in the name of a receiver may be voted by such receiver, and shares held by or under the control of a receiver may be voted by such receiver without the transfer thereof into his or her name if authority so to do is contained in an appropriate order of the court by which such receiver was appointed.

     A Shareholder whose shares are pledged shall be entitled to vote such shares until the shares have been transferred into the name of the pledgee, and thereafter the pledgee shall be entitled to vote the shares so transferred. [BCA
Section 7.45]

     2.12 VOTING BY BALLOT; INSPECTORS. Voting by Shareholders on any matter or in any election may be VIVA VOCE unless the Chairman of the Meeting shall order, or any Shareholder entitled to vote thereon shall demand, that voting be by ballot.

     At any Meeting of Shareholders, the Chairman of the Meeting may, or upon the request of any Shareholder shall, appoint one or more persons as inspectors for such Meeting. Such inspectors shall ascertain and report the number of shares represented at the Meeting, based upon their determination of the validity and effect of proxies; count all votes and report the results; and do such other acts as are proper to conduct the election and voting with impartiality and fairness to all the Shareholders. Each report of an inspector shall be in writing and signed by him or her or by a majority of them if there be more than one inspector acting at such Meeting. If there is

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more than one inspector, the report of a majority shall be the report of the inspectors. The report of the inspector or inspectors on the number of shares represented at the Meeting and the results of the voting shall be PRIMA FACIE evidence thereof. [BCA Section 7.35]

     2.13 INFORMAL ACTION BY SHAREHOLDERS. Any action required to be taken at any Annual or Special Meeting of Shareholders of the Corporation, or any other action which may be taken at a Meeting of the Shareholders, may be taken without a Meeting and without a vote, if a consent in writing, setting forth the action so taken, shall be signed (i) by the holders of outstanding shares having not less than the minimum number of votes that would be necessary to authorize or take such action at a meeting at which all shares entitled to vote thereon were present and voting or (ii) by all of the Shareholders entitled to vote with respect to the subject matter thereof. If such consent is signed by less than all of the Shareholders entitled to vote, then such consent shall become effective only if, at least five (5) days prior to the execution of the consent, a notice of the proposed action is delivered in writing to all of the Shareholders entitled to vote with respect to the subject matter thereof and, after the effective date of the consent, prompt notice of the taking of the action without a meeting by less than unanimous written consent shall be delivered in writing to those Shareholders who have not consented in writing. [BCA Section 7.10]

                                   ARTICLE III
                                    DIRECTORS

     3.1 GENERAL POWERS. The business and affairs of the Corporation shall be managed by or under the direction of the Board of Directors. [BCA Section 8.05]

     3.2 NUMBER, TENURE AND QUALIFICATION. The number of directors of the Corporation shall be not less than one. Each Director shall serve until the next Annual Meeting of Shareholders or until his or her successor shall have been elected and qualified. Directors need not be residents of Illinois or Shareholders of the Corporation.

               A Director may resign at any time by giving written notice to the Board of Directors, its Chairman, or to the President or Secretary of the Corporation. A resignation is effective when the notice is given unless the notice specifies a future date. The pending vacancy may be filled before the effective date, but the successor shall not take office until the effective date. [BCA Section 8.10]

     3.3 REGULAR MEETINGS. A Regular Meeting of the Board of Directors shall be held without other notice than this By-Law, immediately after, and at the same place as, the Annual Meeting of Shareholders. The Board of Directors may provide, by resolution, the time and place, either within or without the State of Illinois, for the holding of additional Regular Meetings without other notice than such resolution. [BCA Sections 8.20, 8.25]

     3.4 SPECIAL MEETINGS. Special Meetings of the Board of Directors may be called by or at the request of the President or any two Directors. The person or persons authorized to call Special Meetings of the Board of Directors may fix any place, either within or without the State of Illinois, as the place for holding any Special Meeting of the Board of Directors called by them. [BCA Sections 8.20, 8.25]

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     3.5       NOTICE. Notice of any Special Meeting shall be given at least three days previous thereto by written notice delivered personally or by telegram or mailgram to each Director at his or her business address, or given at least five (5) days previous thereto if mailed. If mailed, such notice shall be deemed to be delivered on the second day following the date on which it was deposited in the United States mail so addressed, with proper postage thereon prepaid. If notice be given by telegram or mailgram, such notice shall be deemed to be delivered when the telegram or mailgram is delivered to the telegraph company. Any Director may waive notice of any Meeting by executing a written waiver of notice. The attendance of a Director at any Meeting shall constitute a waiver of notice of such Meeting, except where a Director attends a Meeting for the express purpose of objecting to the transaction of any business because the Meeting is not lawfully called or convened. Neither the business to be transacted at, nor the purpose of, any Regular or Special Meeting of the Board of Directors need be specified in the notice or waiver of notice of such meeting. [BCA Section 8.25]

     3.6 QUORUM. A majority of the number of Directors fixed by these By-Laws shall constitute a quorum for transaction of business at any Meeting of the Board of Directors, provided, that if less than a majority of such number of Directors is present at said Meeting, a majority of the Directors present may adjourn the Meeting from time to time without further notice. [BCA Section 8.15(a)]

     3.7 MANNER OF ACTION. The act of the majority of Directors present at a Meeting at which a quorum is present shall be the act of the Board of Directors. [BCA Section 8.15(c)]

     3.8 VACANCIES. Any vacancy occurring in the Board of Directors and any directorship to be filled by reason of an increase in the number of Directors may be filled by election at an Annual Meeting or at a Special Meeting of Shareholders called for that purpose. In the absence of a Special Meeting of Shareholders, the Board of Directors may fill the vacancy, except as otherwise specified in the Articles of Incorporation. A Director elected by the Shareholders to fill a vacancy shall hold office for the balance of the term for which he or she was elected. A Director appointed to fill a vacancy shall serve until the next Meeting of Shareholders at which Directors are to be elected. [BCA Section 8.30]

     3.9 REMOVAL OF DIRECTORS. One or more of the Directors may be removed, with or without cause, at a Meeting of Shareholders by the affirmative vote of the holders of a majority of the outstanding shares then entitled to vote at an election of Directors, except that no Director shall be removed at a Meeting of Shareholders unless the notice of such Meeting shall state that a purpose of the Meeting is to vote upon the removal of one or more Directors named in the notice. Only the named Director or Directors may be removed at such Meeting.

     3.10 COMPENSATION. Except as otherwise provided in any written agreement and except as otherwise set forth below, the Board of Directors, by the affirmative vote of a majority of Directors then in office, and irrespective of any personal interest of any of its members, shall have authority to establish reasonable compensation of all Directors for services to the Corporation as Directors, Officers or otherwise. [BCA Section 8.05(b)] By resolution of the Board of Directors, the Directors may be paid their expenses, if any, of attendance at each Meeting of the Board of Directors. In the event the Internal Revenue Service shall determine any such compensation paid to a Director to be unreasonable or excessive, such Director must repay to the

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Corporation the excess over what is determined to be reasonable compensation, with interest on such excess at the rate of nine percent (9%) per annum, within ninety (90) days after notice from the Corporation.

     3.11 PRESUMPTION OF ASSENT. A Director of the Corporation who is present at a Meeting of the Board of Directors at which action on any corporate matter is taken shall be conclusively presumed to have assented to the action taken unless his or her dissent shall be entered in the minutes of the Meeting or unless he or she shall file his or her written dissent to such action with the person acting as the Secretary of the Meeting before the adjournment thereof or shall forward such dissent by registered or certified mail to the Secretary of the Corporation immediately after the adjournment of the Meeting. Such right to dissent shall not apply to a Director who voted in favor of such action. [BCA
Section 8.65(b)]

     3.12 INFORMAL ACTION BY DIRECTORS. Unless specifically prohibited by the Articles of Incorporation or by these By-Laws, any action required to be taken at a Meeting of the Board of Directors, or any other action which may be taken at a Meeting of the Board of Directors or of a Committee thereof, may be taken without a Meeting if a consent in writing, setting forth the action so taken, is signed by all the Directors entitled to vote with respect to the subject matter thereof, or by all the members of such Committee, as the case may be. The consent shall be evidenced by one or more written approvals, each of which sets forth the action taken and bears the signature of one or more Directors. All the approvals evidencing the consent shall be delivered to the Secretary to be filed in the corporate records. The action taken shall be effective when all the Directors have approved the consent unless the consent specifies a different effective date. Any such consent signed by all the Directors or all the members of a Committee shall have the same effect as a unanimous vote. [BCA Section 8.45]

     3.13 PARTICIPATION BY CONFERENCE TELEPHONE. Members of the Board of Directors or of any Committee of the Board of Directors may participate in and act at any Meeting of the Board of Directors or any Committee through the use of a conference telephone or other communications equipment by means of which all persons participating in the Meeting can hear each other. Participation in such Meeting shall constitute attendance and presence in person at the Meeting of the person or persons so participating. [BCA Section 8.15(d)]

     3.14 COMMITTEES. A majority of the Directors may create one or more Committees and appoint members of the Board of Directors to serve on such Committee or Committees. Each Committee shall have two or more members, who serve at the pleasure of the Board of Directors.

     Unless the appointment by the Board of Directors requires a greater number, a majority of any Committee shall constitute a quorum and a majority of a quorum is necessary for Committee action. A Committee may act by unanimous consent in writing without a meeting and, subject to the provisions of these By-Laws or action by the Board of Directors, such Committee, by majority vote of its members, shall determine the time and place of meetings and the notice required therefor.

     To the extent specified by the Board of Directors, each Committee may exercise the authority of the Board of Directors under Section 3.1 of these By-Laws; provided, however, that a Committee may NOT:

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               (a)  authorize distributions;

               (b) approve or recommend to Shareholders any act which is required to be approved by Shareholders;

               (c) fill vacancies on the Board of Directors or on any of its Committees;

               (d) elect or remove Officers or fix the compensation of any member of the Committee;

               (e)  adopt, amend or repeal these By-Laws;

               (f)  approve a plan of merger not requiring Shareholder approval;

               (g) authorize or approve reacquisition of shares, except according to a general formula or method prescribed by the Board of Directors;

               (h) authorize or approve the issuance or sale, or contract for sale, of shares or determine the designation and relative rights, preferences and limitations of a series of shares, except that the Board of Directors may direct a Committee to fix the specific terms of the issuance or sale or contract for sale or the number of shares to be allocated to particular employees under an employee benefit plan; or

               (i) amend, alter, repeal or take action inconsistent with any resolution or action of the Board of Directors when the resolution or action of the Board of Directors provides by its terms that it shall not be amended, altered or repealed by action of a Committee. [BCA Section 8.40]

     3.15 DIRECTOR CONFLICT OF INTEREST. If a transaction is fair to the Corporation at the time it is authorized, approved or ratified, the fact that a Director of the Corporation is directly or indirectly a party to the transaction is not grounds for invalidating the transaction.

     In a proceeding contesting the validity of a transaction described in the preceding paragraph, the person asserting validity has the burden of proving fairness unless:

                    (1) the material facts of the transaction and the Director's interest or relationship were disclosed or known to the Board of Directors or a Committee of the Board of Directors and the Board of Directors or Committee authorized, approved or ratified the transaction by the affirmative votes of a majority of disinterested Directors, even though the disinterested Directors be less than a quorum; or

                    (2) the material facts of the transaction and the Director's interest or relationship were disclosed or known to the Shareholders entitled to vote and they authorized, approved or ratified the transaction without counting the vote of any Shareholder who was an interested Director.

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     The presence of the Director, who is directly or indirectly a party to the transaction described in the first paragraph of this section, or a Director who is otherwise not disinterested, may be counted in determining whether a quorum is present but may not be counted when the Board of Directors or a Committee of the Board of Directors takes action on the transaction.

     A Director is "indirectly" a party to a transaction if the other party to the transaction is an entity in which the Director has a material financial interest or of which the Director is an Officer, Director or General Partner. [BCA Section 8.60]

                                   ARTICLE IV
                                    OFFICERS

     4.1 NUMBER. The Officers of the Corporation may be a President, one or more Vice Presidents (the number thereof to be determined by the Board of Directors), a Secretary, and a Treasurer, and such Assistant Secretaries, Assistant Treasurers or other officers as may be elected or appointed by the Board of Directors. Any two or more offices may be held by the same person. All Officers and agents of the Corporation shall have such express authority and perform such duties in the management of the property and affairs of the Corporation as may be provided herein, or as may be determined by resolution of the Board of Directors not inconsistent with these By-Laws, and such implied authority as is recognized by the common law from time to time. [BCA Section 8.50]

     4.2 ELECTION AND TERM OF OFFICE. The Officers of the Corporation shall be elected by the Board of Directors at the first Meeting of the Board of Directors and thereafter at each Annual Meeting of the Board of Directors. The Board of Directors may create and fill new offices at Annual or Special Meetings. If the election of Officers shall not be held at such Meeting, such election shall be held as soon thereafter as is convenient. Each Officer shall hold office until his or her successor shall have been duly elected and shall have qualified or until his or her death or until he or she shall resign or shall have been removed in the manner hereinafter provided. Election or appointment of an Officer or agent shall not of itself create contract rights. [BCA Section 8.50]

     4.3 REMOVAL. Any Officer or agent elected or appointed by the Board of Directors may be removed by the Board of Directors whenever in its judgment the best interests of the Corporation would be served thereby, but such removal shall be without prejudice to the contract rights, if any, of the person so removed. [BCA Section 8.55]

     4.4 VACANCIES. A vacancy in any Office because of death, resignation, removal, disqualification, or otherwise, or because of the creation of an office, may be filled by the Board of Directors for the unexpired portion of the term.

     4.5 THE PRESIDENT. The President shall be the principal executive Officer of the Corporation and, subject to the control of the Board of Directors, shall in general supervise and control all of the business and affairs of the Corporation. He or she shall preside at all Meetings of the Shareholders and of the Board of Directors. He or she may sign, with the Secretary or any other Officer of the Corporation thereunto authorized by the Board of Directors, certificates for shares of the Corporation, any deeds, mortgages, bonds, contracts or other instruments which the

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Board of Directors has authorized to be executed on behalf of the Corporation, except in cases where the signing and execution thereof shall be expressly delegated by the Board of Directors or by these By-Laws to some other Officer or agent of the Corporation or to the President alone, or shall be required by law to be otherwise signed or executed; and in general shall perform all duties incident to the Office of President and such other duties as may be prescribed by the Board of Directors from time to time. [BCA Section 8.50]

     4.6 THE VICE-PRESIDENTS. In the absence of the President or in the event of his or her inability or refusal to act, the Vice-President (or in the event there be more than one Vice President, the Vice-Presidents in the order designated, or in the absence of any designation, then in the order of their election) shall perform the duties of the President, and when so acting, shall have all the powers of and be subject to all the restrictions upon the President. Any Vice-President may sign, with the Secretary or an Assistant Secretary, certificates for shares of the Corporation, and shall perform such other duties as from time to time may be assigned to him or her by the President or by the Board of Directors. [BCA Section 8.50]

     4.7 THE SECRETARY. The Secretary shall: (a) keep, or supervise and be responsible for the keeping of, the minutes and records of all Meetings and official actions of the Shareholders and of the Board of Directors, and any Committees of the Board of Directors in one or more books provided for that purpose; (b) see that all notices of such Meetings are duly given or waivers of notice obtained in accordance with the provisions of these By-Laws or as required by law; (c) be custodian of the corporate records and of the seal of the Corporation and see that the seal of the Corporation is affixed to all certificates for shares prior to the issuance thereof and to all documents, the execution of which on behalf of the Corporation under its seal is duly authorized in accordance with the provisions of these By-Laws; (d) keep a register of the post office address of each Shareholder which shall be furnished to the Secretary by such Shareholder; (e) sign with the President, or a Vice President, certificates for shares of the Corporation, the issuance of which shall have been authorized by resolution of the Board of Directors; (f) have general charge of the stock transfer books and records of the Corporation; (g) have the authority to certify the By-Laws, resolutions of the Board of Directors and Committees thereof, and other documents of the Corporation as true and correct copies thereof; and (h) in general perform all duties incident to the Office of Secretary and such other duties as from time to time may be assigned to him or her by the President or by the Board of Directors. [BCA Section 8.50]

     4.8 THE TREASURER. If required by the Board of Directors, the Treasurer shall give a bond for the faithful discharge of his or her duties in sum and with such surety or sureties as the Board of Directors shall determine. He or she shall: (a) have charge and custody of and be responsible for all funds and securities of the Corporation; receive and give receipts for moneys due and payable to the Corporation from any source whatsoever, and deposit all such moneys in the name of the Corporation in such banks, trust companies or other depositaries as shall be selected in accordance with the provisions of Article 6 of these By-Laws; and (b) in general perform all the duties incident to the Office of Treasurer and such other duties as from time to time may be assigned to him or her by the President or by the Board of Directors. [BCA Section 8.50]

     4.9 ASSISTANT SECRETARIES AND ASSISTANT TREASURERS. The Assistant Secretaries as thereunto authorized by the Board of Directors may sign with the President or a Vice-President

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certificates for shares of the Corporation, the issuance of which shall have been authorized by a resolution of the Board of Directors. The Assistant Treasurers shall respectively, if required by the Board of Directors, give bonds for the faithful discharge of heir duties in such sums and with such sureties as the Board of Directors shall determine. The Assistant Secretaries and Assistant Treasurers, in general, shall perform such duties and exercise such authority as shall be assigned or granted to them by the Secretary or the Treasurer, respectively, or by the President or the Board of Directors. [BCA Section 3.50]

     4.10 SALARIES. Except as otherwise provided in any written employment agreement duly executed on behalf of the Corporation and except as otherwise set forth below, the compensation (including salaries and benefits) of the Officers shall be fixed from time to time by resolution of the Board of Directors and no Officer shall be prevented from receiving such salary by reason of the fact that he or she is also a Director of the Corporation. [BCA Section 8.50] In the event the Internal Revenue Service shall determine any such compensation (including any fringe benefit) paid to an Officer to be unreasonable or excessive, such Officer must repay to the Corporation the excess over what is determined to be reasonable compensation, with interest on such excess at the rate of nine percent (9%) per annum, within ninety (90) days after notice from the Corporation.

                                    ARTICLE V
                     INDEMNIFICATION OF OFFICERS, DIRECTORS,
                         EMPLOYEES AND AGENTS; INSURANCE

     5.1 ACTIONS OTHER THAN ACTIONS BY OR IN THE RIGHT OF THE CORPORATION. The Corporation shall indemnify any of its Directors or Officers and may indemnify any of its employees and agents who was or is a party, or is threatened to be made a party to any threatened, pending or completed action, suit or proceeding, whether civil, criminal, administrative or investigative (other than an action by or in the right of the Corporation) by reason of the act that he or she or it is or was a Director, Officer, employee or agent of the Corporation, or who is or was serving at the request of the Corporation as a director, officer, employee or agent of another corporation, partnership, joint venture, trust or other enterprise, against expenses (including attorneys' fees), judgments, fines and amounts paid in settlement actually and reasonably incurred by such person in connection with such action, suit or proceeding, if such person acted in good faith and in a manner he or she or it reasonably believed to be in, or not opposed to, the best interests of the Corporation and, with respect to any criminal action or proceeding, had no reasonable cause to believe his or her or its conduct was unlawful. The termination of any action, suit or proceeding by judgment, order, settlement, conviction, or upon a plea of nolo contendere or its equivalent, shall not, of itself, create a presumption that the person did not act in good faith and in a manner which he or she or it reasonably believed to be in, or not opposed to, the best interests of the Corporation or, with respect to any criminal action or proceeding, that the person had reasonable cause to believe that his or her or its conduct was unlawful. [BCA Section 8.75(a)]

     5.2 ACTIONS BY OR IN THE RIGHT OF THE CORPORATION. The Corporation may indemnify any person who was or is a party, or is threatened to be made a party to any threatened, pending or completed action or suit by or in the right of the Corporation to procure a judgment in its favor by reason of the fact that such person is or was a Director, Officer, employee or agent of the

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Corporation, or is or was serving at the request of the Corporation as a director, officer, employee or agent of another corporation, partnership, joint venture, trust or other enterprise, against expenses (including attorneys' fees) actually and reasonably incurred by such person in connection with the defense or settlement of such action or suit, if such person acted in good faith and in a manner he or she reasonably believed to be in, or not opposed to, the best interests of the Corporation, provided that no indemnification shall be made in respect of any claim, issue or matter as to which such person shall have been adjudged to be liable for negligence or misconduct in the performance of his or her duty to the Corporation, unless, and only to the extent that, the court in which such action or suit was brought shall determine upon application that, despite the adjudication of liability, but in view of all the circumstances of the case, such person is fairly and reasonably entitled to indemnity for such expenses as the court shall deem proper. [BCA Section 8.75(b)]

     5.3 INDEMNIFICATION IN EVENT OF SUCCESSFUL DEFENSE. To the extent that a Director, Officer, employee or agent of the Corporation has been successful, on the merits or otherwise, in the defense of any action, suit or proceeding referred to in Sections 5.1 or 5.2, or in defense of any claim, issue or matter therein, such person shall be indemnified against expenses (including attorneys' fees) actually and reasonably incurred by such person in connection therewith. [BCA Section 8.75(c)]

     5.4 PROCEDURES FOR INDEMNIFICATION. Any indemnification under Sections 5.1 and 5.2 (unless ordered by a court) shall be made by the Corporation only as authorized in the specific case, upon a determination that indemnification of the Director, Officer, employee or agent is proper in the circumstances because he or she or it has met the applicable standard of conduct set forth in said Sections. Such determination shall be made (a) by the Board of Directors by a majority vote of a quorum consisting of Directors who were not parties to such action, suit or proceeding, or (b) if such a quorum is not obtainable, or even if obtainable, if a quorum of disinterested Directors so directs, by dependent legal counsel in a written opinion, or (c) by the Shareholders. [BCA Section 8.75(d)]

     Expenses incurred in defending a civil or criminal action, suit or proceeding may be paid by the Corporation in advance of the final disposition of such action, suit or proceeding, as authorized by the Board of Directors in the specific case, upon receipt of a written undertaking by or on behalf of the Director, Officer, employee or agent to repay such amount unless it shall ultimately be determined that he or she or it is entitled to be indemnified by the Corporation as authorized in this Article 5. [BCA Section 8.75(e)]

     The indemnification provided by this Article 5 shall not be deemed exclusive of any other rights to which those seeking indemnification may be entitled under any By-Law, agreement, vote of Shareholders or disinterested Directors, or otherwise, both as to action in his or her or its official capacity and as to action in another capacity while holding such Office, and shall continue as to a person who has ceased to be a Director, Officer, employee or agent, and shall inure to the benefit of the heirs, executors and administrators of such a person. [BCA Section 8.75(f)]

     If the Corporation has paid indemnity or has advanced expenses to a Director, Officer, employee or agent, the Corporation shall report the indemnification or advance in writing to the Shareholders with or before the notice of the next Shareholders' Meeting. [BCA Section 8.75(h)]

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     For purposes of this Article 5, references to the "Corporation" shall include, in addition to the surviving corporation, any merging corporation (including any corporation having merged with a merging corporation) absorbed in a merger which, if its separate existence had continued, would have had the power and authority to indemnify its Directors, Officers, and employees or agents, so that any person who was a director, officer, employee or agent of such merging corporation, or was serving at the request of such merging corporation as a director, officer, employee or agent of another corporation, partnership, joint venture, trust or other enterprise, shall stand in the same position under the provisions of this Article 5 with respect to the surviving corporation as such person would have with respect to such merging corporation if its separate existence had continued. [BCA Section 8.75(i)]

     For purposes of this Article 5, references to "other enterprises" shall include employee benefit plans; references to "fines" shall include any excise taxes assessed on a person with respect to an employee benefit plan; and references to "serving at the request of the Corporation" shall include any service as a Director, Officer, employee or agent of the Corporation which imposes duties on, or involves services by, such Director, Officer, employee, or agent with respect to an employee benefit plan, its participants, or beneficiaries. A person who acted in good faith and in a manner he or she or it reasonably believed to be in the best interests of the participants and beneficiaries of an employee benefit plan shall be deemed to have aced in a manner "not opposed to the best interest of the Corporation" as referred to in this Article 5. [BCA Section 8.75(j)]

     5.5 INDEMNITY INSURANCE. The Corporation may purchase and maintain insurance on behalf of any person who is or was a Director, Officer, employee or agent of the Corporation, or who is or was serving at the request of the Corporation as a Director, Officer, employee or agent of another corporation, partnership, joint venture, trust or other enterprise, against any liability asserted against such person and incurred by such person in any such capacity, or arising out of his or her status as such, whether or not the Corporation would have the power to indemnify such person against such liability under the provisions of this Article 5 or under the provisions of Section 8.75 of the BCA. [BCA Section 8.75(g)]

                                   ARTICLE VI
                      CONTRACTS, LOANS, CHECKS AND DEPOSITS

     6.1 CONTRACTS. The Board of Directors may expressly authorize any Officer or Officers and agent or agents of the Corporation to enter into any contract or execute and deliver any instrument in the name and on behalf of the Corporation, and such authority may be general or confined to specific instances. [BCA Section 8.50]

     6.2 LOANS. All loans contracted on behalf of the Corporation and all evidence of indebtedness issued in the Corporation's name shall be authorized by resolution of the Board of Directors. Such authority may be general or confined to specific instances.

     6.3 PLEDGES OF PROPERTY AND ASSETS. The pledge of all, or substantially all, the property and assets of the Corporation in the usual and regular course of business may be authorized by the Board of Directors upon such terms and conditions as the Board of Directors

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deems necessary or desirable, without authorization or consent of the
Shareholders of the Corporation. [BCA Section 11.55]

     6.4 CHECKS, DRAFTS, ETC. All checks, drafts or other orders for the payment of money, notes or other evidences of indebtedness issued in the name of the Corporation, shall be signed by such Officer or Officers, agent or agents of the Corporation and in such manner as shall from time to time be determined by resolution of the Board of Directors.

     6.5 DEPOSITS. All funds of the Corporation not otherwise employed shall be deposited from time to time to the credit of the Corporation in such banks, trust companies, or other depositaries as the Board of Directors may select.

                                   ARTICLE VII
                            SHARES AND THEIR TRANSFER

     7.1 CONSIDERATION FOR SHARES. Shares may be issued for such consideration as shall be authorized from time to time by the Board of Directors through action which establishes a price in cash or other consideration, or both, or a minimum price or a general formula or method by which the price can be determined. Upon authorization by the Board of Directors, the Corporation may issue its own shares in exchange for or in conversion of its outstanding shares, or may distribute its own shares pro rata to its Shareholders or the Shareholders of one or more classes or series to effectuate dividends or splits, and any such transactions shall not require consideration; provided; that no such issuance of shares of any class or series shall be made to the holders of shares of any other class or series unless it is either expressly provided for in the Articles of Incorporation or authorized by an affirmative vote of the holders of at least a majority of the outstanding shares of the class or series in which the distribution is to be made. [BCA Section 6.25]

     7.2 PAYMENT FOR SHARES. The consideration for the issuance of shares shall be paid, in whole or in part, in money, in other property, tangible or intangible, or in labor or services actually performed for the Corporation, as determined by the Board of Directors. When payment of the consideration for which shares are to be issued shall have been received by the Corporation, such shares shall be deemed to be fully paid and non-assessable. In the absence of actual fraud in the transaction, and subject to the provisions of the Business Corporation Act of 1983, the judgment of the Board of Directors or the Shareholders, as the case may be, as to the value of the consideration received for shares shall be conclusive. [BCA Section 6.30]

     7.3 SHARES REPRESENTED BY CERTIFICATES. Except as otherwise provided pursuant to this Article 7, the issued shares of the Corporation shall be represented by certificates. Certificates shall be signed by the appropriate corporate Officers and may be sealed with the seal, or a facsimile of the seal, of the Corporation. In case the seal of the Corporation is changed after the certificate is sealed with the seal or a facsimile of the seal of the Corporation, but before it is issued, the certificate may be issued by the Corporation with the same effect as if the seal had not been changed. If a certificate is countersigned by a transfer agent or registrar, other than the Corporation itself or its employee, any other signatures or countersignatures on the certificate may be facsimiles. In case any Officer of the Corporation, or any officer or employee of the transfer agent or registrar who has signed, or whose facsimile signature has been placed upon, such certificate ceases to be an Officer of the Corporation, or an officer or employee of the transfer agent or registrar, before such certificate is issued, the certificate may be issued by the Corporation with the same effect as if the Officer of the Corporation, or the officer or employee of the transfer agent or registrar, had not ceased to be such at the date of its issue.

     Every certificate representing shares issued by the Corporation at a time when the Corporation is authorized to issue shares of more than one class shall set forth upon the face or back of the certificate a full summary or statement of all of the designations, preferences, qualifications, limitations, restrictions and special or relative rights of the shares of each class authorized to be issued, and, if the Corporation is authorized to issue any preferred or special class in series, the variations in the relative rights and preferences between the shares of each such series so far as the same have been fixed and determined, and the authority of the Board of Directors to fix and determine the relative rights and preferences of subsequent series. Such statement may be omitted from the certificate if it shall be set forth upon the face or back of the certificate that such statement, in full, will be furnished by the Corporation to any Shareholder upon request and without charge.

     Each certificate representing shares shall also state:

               (a) That the Corporation is organized under the laws of Illinois;

               (b)  The name of the person to whom issued; and

               (c) The number and class of shares, and the designation of the series, if any, which such certificate represents;

     No certificate shall be issued for any share until such share is fully paid. [BCA Section 6.35]

     7.4 UNCERTIFICATED SHARES. The Board of Directors of the Corporation may provide by resolution that some or all of any or all classes and series of its shares shall be uncertificated shares, provided that such resolution shall not apply to shares represented by a certificate until such certificate is surrendered to the Corporation. Within a reasonable time after the issuance or transfer of uncertificated shares, the Corporation shall send to the registered owner thereof a written notice containing the information required to be set forth or stated on certificates pursuant to this Article 7. Except as otherwise expressly provided by law, the rights and obligations of the holders of uncertificated shares and the rights and obligations of holders of certificates representing shares of the same class and series shall be identical. [BCA
Section 6.35]

                                  ARTICLE VIII
                                   FISCAL YEAR

     Except as the Board of Directors of the Corporation may otherwise provide by resolution duly adopted pursuant to the authority granted hereby, the fiscal year of the Corporation shall begin on the first day of January in each year and end of the last day of December in each year.

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                                   ARTICLE IX
                                    DIVIDENDS

     The Board of Directors may from time to time declare or effect, and the Corporation may pay or make dividends on its outstanding shares or other distributions to Shareholders, including without limitation purchases of shares of the Corporation, subject in each case to any and all terms, conditions, preferences and restrictions provided by law, by the Articles of Incorporation and by any binding contract or instrument duly executed on behalf of the Corporation. [BCA Sections 9.05, 9.10]

                                    ARTICLE X
                                      SEAL

     The Board of Directors may provide a corporate seal which shall be in the form of a circle and shall have inscribed thereon the name of to Corporation and the words "Corporate Seal, Illinois." [BCA Section 3.10]

                                   ARTICLE XI
                                WAIVER OF NOTICE

     Whenever any notice whatever is required to be given to any Shareholder or Director of the Corporation under the provisions of these By-Laws or under the provisions of the Articles of Incorporation or under the BCA, a waiver thereof in writing, signed by the person or persons entitled to such notice, whether before or after the time stated therein, shall be deemed equivalent to the giving of such notice. Attendance at any Meeting shall constitute waiver of notice thereof unless the person at the Meeting objects to the holding of the Meeting because proper notice was not given. [BCA Section 7.20]

                                   ARTICLE XII
                            AMENDMENTS TO THE BY-LAWS

     The By-Laws of the Corporation may be made, altered, amended or repealed by the Shareholders or the Board of Directors of the Corporation, but, if such By-Law expressly so provides, no By-Law adopted by the Shareholders may be altered, amended or repealed by the Board of Directors. These By-Laws may be altered or amended to contain any provisions for the regulation and management of the affairs of the Corporation not inconsistent with law or with the Articles of Incorporation. [BCA Section 2.25]

                                  ARTICLE XIII
                              STATUTORY REFERENCES

     The citations to sections of the BCA appearing in brackets throughout the text of these By-Laws are for convenience of reference only, are NOT made a part hereof, shall not be construed as incorporating the referenced provisions of the law into these By-Laws, and shall not be deemed in any way to alter, affect or qualify the meaning or effect of these By-Laws as written and adopted.

     The undersigned, duly authorized officer of the Corporation, hereby certifies that the foregoing Bylaws were adopted as of May 23, 2003.


                              By:   /s/ Patricia S. Williams
                                  ------------------------------------
                              Name: Patricia S. Williams
                              Title: Secretary